EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 13, 2025, by and among LightPath Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Buyers, severally, and not jointly, wish to purchase from the Company, for cash or in exchange for existing outstanding Indebtedness held by such Buyers, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement, (i) an aggregate of 24,955.903272 shares (the “Preferred Shares”) of a newly created series of preferred stock, with a stated value of $1,000 per share (the “Preferred Stock”), designated Series G Convertible Preferred Stock, which shall be convertible into shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”; the shares of Class A Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock, in the form attached hereto as Exhibit A (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Certificate of Designations”), and (ii) warrants, substantially in the form attached hereto as Exhibit B, to purchase an aggregate of 4,352,774 shares of Class A Common Stock, with an exercise price of $2.58 per share (the “Warrants; the shares of Class A Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”);

C. The Company has authorized a new series of senior secured notes of the Company, in the aggregate original principal amount of up to $5,195,205.48, substantially in the form attached hereto as Exhibit F (the “Notes”), which Notes shall rank senior to all outstanding and future Indebtedness of the Company and its Subsidiaries (as defined herein) and which shall, upon the occurrence of an event specified therein, be convertible into shares of Preferred Stock (the shares of Preferred Stock issuable pursuant to the terms of the Notes, collectively, the “Note Conversion Shares”), in accordance with the terms of the Notes. In connection with the Closing (as defined below), the Buyers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Notes in the aggregate original principal amount set forth opposite each Buyer’s name on the Schedule of Buyers;

D. At the Closing, the Company, its domestic Subsidiaries and the Buyers purchasing Notes shall execute and deliver a Security Agreement, in the form attached hereto as Exhibit G (the “Security Agreement”), reflecting the grant of security interests by the Company and its domestic subsidiaries in the Collateral (as described in the Security Agreement) to secure the obligations of the Company under the Notes;

E. At the Closing, all of the Subsidiaries of the Company shall execute and deliver a Subsidiary Guarantee, in the form attached hereto as Exhibit H (the “Subsidiary Guarantee”), guaranteeing the obligations of the Company under the Notes;

F. At or prior to the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached as Exhibit C (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company will agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

G. Prior to the Closing (as defined below), the Company will file the Certificate of Designations with the Secretary of State of the State of Delaware; and

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H. The Preferred Shares, the Notes, the Conversion Shares, the Note Conversion Shares, the shares of Class A Common Stock issuable upon conversion of the Note Conversion Shares (the “Note Conversion Common Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

I. Simultaneously herewith, the Company is pursuing (i) a private placement of Class A Common Stock and related warrants (the “Placement Warrants”) to purchase Class A Common Stock (together with the shares of Class A Common Stock issuable upon exercise of the Placement Warrants, collectively, the “Placement Securities”) with one of the Buyers, and (ii) an acquisition of all of the outstanding membership interests of G5 Infrared, LLC (“G5” and the acquisition thereof, the “G5 Acquisition”), the purchase price for which is payable by the Company in cash from proceeds of the transactions contemplated hereby and the sale of the Placement Securities and in Class A Common Stock (the “G5 Shares”), both of which are intended to be consummated at or around the time of the closing of the transactions contemplated hereby.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

a. Purchase of Preferred Shares, Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined in Section 1.b), the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the number of Preferred Shares, and related Warrants representing the right to purchase the number of shares of Class A Common Stock and the original principal amount of Notes, set forth opposite such Buyer’s name in the third and fourth columns, respectively, on the Schedule of Buyers (the “Closing”). The purchase price (the “Purchase Price”) of each Preferred Share and the related Warrants at the Closing shall be equal to $1,021.8023 (representing an aggregate Purchase Price of Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000.00) for the aggregate of 24,955.903272 Preferred Shares and related Warrants to purchase an aggregate of 4,352,774 shares of Class A Common Stock, to be purchased at the Closing). The Purchase Price for each Note shall be equal to the principal amount set forth on the face thereof upon issuance.

b. The Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Boston time, on the fifth Business Day following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 6 and 7 (or such later or earlier date as is mutually agreed to in writing by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Blank Rome LLP, 125 High Street, Boston, MA 02110, or at such other place as the Company and the Buyers may collectively designate in writing. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of Boston are authorized or required by law to remain closed.

c. Form of Payment. (i) At least one Business Day prior to the Closing Date, each Buyer shall fund the applicable Purchase Price for the Preferred Shares, Notes and related Warrants to be issued and sold to such Buyer to a designated escrow account by wire transfer of immediately available funds in accordance with written wire instructions provided to the Buyers, which Purchase Price, less any amount withheld by the Lead Investor pursuant to Section 4.h, shall be paid to the Company on the Closing Date by wire transfer of immediately available funds pursuant to the Company’s wire instructions, and (ii) within two Business Days after the Closing Date, the Company shall deliver to each Buyer, a book entry statement or stock certificate (or book entry statements or stock certificates representing such numbers of Preferred Shares as such Buyer shall request) (the “Preferred Stock Certificates”) representing (in the aggregate) the number of Preferred Shares that such Buyer is purchasing on the Closing Date, along with, at the Closing, warrants representing the Warrants that such Buyer is purchasing on the Closing Date and the Note being purchased by such Buyer, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee(s) on the books and records of the Company. Notwithstanding the foregoing, and only to the extent noted next to a Buyer’s name on the Schedule of Buyers, the Purchase Price may be paid by exchange of an equal amount of principal and accrued and unpaid interest outstanding under existing Indebtedness of the Company held by such Buyer.

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2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as of the date of this Agreement and the Closing Date, with respect to only itself, that:

a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares, the Notes and the Warrants purchased by such Buyer hereunder, (ii) upon any conversion of such Preferred Shares, will acquire the Conversion Shares then issuable, (iii) upon any conversion of the Notes, if applicable, will acquire the Note Conversion Shares then issuable, and (iv) upon any exercise of such Warrants, will acquire the Warrant Shares then-issuable upon exercise thereof for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. Such Buyer, and each of its equity owners, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions.

d. Information. Such Buyer and its advisors, if any, have been furnished with the opportunity to review the Transaction Documents (as defined herein), the SEC Documents (as defined herein) and all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Buyer acknowledges that the Company, its employees, agents and attorneys are not making any representations or warranties to such Buyer in making such Buyer’s investment decision with respect to the Securities to be issued on the Closing Date other than such representations and warranties set forth in the Transaction Documents, including as set forth in Section 3 below, and the Certificate of Designations. Such Buyer can bear the economic risk of a total loss of its investment in the Securities being offered and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and investment decision with respect to its investment in the Securities. Each Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities have been or can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities so long as the pledgee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

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g. Authorization; Enforcement; Validity. To the extent such Buyer is a corporation, partnership, limited liability company or other entity, such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. To the extent such Buyer is an individual, such Buyer has the legal capacity to purchase the Securities pursuant to this Agreement. This Agreement has been duly and validly authorized (as applicable), executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. The Registration Rights Agreement has been duly and validly authorized (as applicable), and, when executed and delivered on behalf of such Buyer, will be a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. The agreements entered into and documents executed by such Buyer in connection with the transactions contemplated hereby and thereby as of the Closing will have been duly and validly authorized (as applicable), executed and delivered on behalf of such Buyer as of the Closing, and will be valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

h. General Solicitation. Such Buyer represents that to the knowledge of such Buyer, no Securities were offered or sold to it by means of any form of general solicitation, and such Buyer is not, to such Buyer’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Buyer, any other general solicitation or general advertisement. Such Buyer has not become interested in the offering of the Securities as a result of any registration statement of the Company filed with the SEC or any other securities agency or regulator.

i. Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Buyer first received knowledge of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Buyer’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

j. Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

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k. Prohibited Person. None such Buyer is or is owned or controlled by (i) a person who appears on the list of Specially Designated Nationals and Blocked Persons (“SDN List”) or any other list of persons of entities with whom dealings are restricted or prohibited by the United States or any other relevant jurisdiction; (ii) the government, including any political subdivision, agency, instrumentality of national thereof, or any country or territory against which the United States or any other relevant jurisdiction maintains economic sanctions or embargoes; (iii) a person acting or purporting to act, directly or indirectly, on behalf of, or a person owned or controlled by, any of the persons listed in clauses (i) and (ii) above; (iv) a person with whom dealings are prohibited or restricted on account of any economic sanctions laws or regulations of the United States or any other relevant jurisdiction.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement and the Closing Date to each of the Buyers that:

a. Organization and Qualification. Set forth in Schedule 3.a is a true and correct list of the entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of each such entity that is held by the Company or any of the Subsidiaries. Other than with respect to the entities listed on Schedule 3.a, the Company does not directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and the Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties, and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property, or the nature of the business conducted by the Company makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the agreements and instruments to be entered into in connection herewith (including the legality, validity or enforceability thereof), or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3.b) or the Certificate of Designations or (ii) the rights and remedies of any of the Buyers under the Transaction Documents or the Certificate of Designations. Except as set forth in Schedule 3.a, the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person. For purposes of this Agreement, “Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind or any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind; and “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter, whether directly or through any other Subsidiary; provided that for purposes of the Company’s representations and warranties herein, “Subsidiary” shall not include G5.

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b. Authorization; Enforcement; Validity. The Company and, as applicable, each of its Subsidiaries, has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants, the Notes, the Security Agreement, the Subsidiary Agreement, and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and under the Certificate of Designations, and to issue the Securities in accordance with the terms hereof and of the other Transaction Documents and of the Certificate of Designations. The execution and delivery of the Transaction Documents and the Certificate of Designations by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares, the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares, the Note Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof, as applicable, have been duly authorized by the Board of Directors of the Company (the “Company Board”) and no further consent or authorization is required by the Company, the Company Board or the Company’s stockholders, other than with respect to the approval by the Company’s stockholders of the removal of the beneficial ownership limitations to which the issuance of Common Stock upon conversion of Preferred Shares and Note Conversion Shares and exercise of Warrants is subject. None of the Company Board or the board of directors, board of managers or other governing body of the Subsidiaries has authorized or approved, or taken any action to authorize or approve, any transaction to pay, repay, redeem or refinance any indebtedness of the Company or any of the Subsidiaries prior to, substantially concurrent with, or following the Closing, other than the payment of trade payables in the ordinary course of business, consistent with past practices, and the repayment of indebtedness reflected on the Company’s most recent financial statements. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the date of the Closing shall have been duly executed and delivered by the Company and shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. Prior to the Closing Date, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

c. Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, $0.01 par value, of which (A) 94,500,000 have been designated as Class A Common Stock, 40,160,768 of which are outstanding as of the date of this Agreement, (B) 5,500,000 have been designated as Class E-1, Class E-2 or Class E-3 common stock (“Class E Common Stock” and, collectively with Class A Common Stock, “Common Stock”), none of which are outstanding as of the date of this Agreement, (C) 3,645,517 shares are reserved for issuance pursuant to the Company’s equity incentive and stock purchase plans, including 1,436,725 shares issuable pursuant to outstanding awards under such plans, and (D) 0 shares are issuable and reserved for issuance pursuant to securities issued or to be issued (other than the Preferred Shares, the Notes, the Warrants, the Placement Securities and the G5 Shares) and other than pursuant to the Company’s stock option, restricted stock and stock purchase plans) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, $0. 01 par value, of which (A) 250 have been designated as Series A Preferred Stock, none of which are outstanding as of the date of this Agreement, (B) 300 have been designated as Series B Preferred Stock, none of which are outstanding as of the date of this Agreement, (C) 500 have been designated as Series C Preferred Stock, none of which are outstanding as of the date of this Agreement, (D) 500,000 have been designated as Series D Preferred Stock, none of which are outstanding as of the date of this Agreement, and (E) 500 have been designated as Series F Preferred Stock, none of which are outstanding as of the date of this Agreement. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Except with respect to the Securities, the Placement Securities, and the G5 Shares, and as otherwise disclosed in Schedule 3.c, (A) no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of the Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of the Subsidiaries, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of the Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of the Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company and no other stockholder or similar agreement to which the Company or any of the Subsidiaries is a party; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and (F) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. If not available on the SEC’s Electronic Date, Gathering and Retrieval system (or successor thereto) (“EDGAR”), the Company has furnished to each Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date this representation is made (the “Certificate of Incorporation”), and the Company’s Second Amended and Restated Bylaws, as amended and as in effect on the date this representation is made (the “Bylaws”), and all documents and instruments containing the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.

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d. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, (i) will be validly issued, fully paid and non-assessable, and will be free from all Liens with respect to the issuance thereof and (ii) the holders thereof will be entitled to the rights set forth in the Certificate of Designations. The Warrants and the Notes are duly authorized and, upon issuance in accordance with the terms hereof, (x) will be free from all taxes and Liens with respect to the issuance thereof and (y) the holders thereof will be entitled to the rights set forth in the Warrants. At least 26,791,105 shares of Class A Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4.f) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and the Note Conversion Shares and upon exercise of the Warrants. Upon conversion in accordance with the Certificate of Designations and upon exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Class A Common Stock. Upon conversion in accordance with the Notes, the Note Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Preferred Stock. Assuming the accuracy of the Buyers’ representations and warranties set forth in this Agreement, the issuance by the Company of the Securities is exempt from registration under the 1933 Act and applicable state securities laws.

e. No Conflicts.

(i) The execution and delivery of the Transaction Documents by the Company and, to the extent applicable, the Subsidiaries, the performance by such parties of their obligations thereunder and under the Certificate of Designations and the consummation by such parties of the transactions contemplated hereby and thereby (including the reservation for issuance and issuance of the Conversion Shares, the Note Conversion Shares, the Note Conversion Common Shares and the Warrant Shares) will not (A) result in a violation of the Certificate of Incorporation, the Certificate of Designations or the Bylaws; (B) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected, except in the case of each of (B) and (C) above, as would not reasonably be expected to have a Material Adverse Effect. Except for the filings and listings contemplated by Section 4 (g) hereof, the Registration Rights Agreement, the filing of current reports on Form 8-K as contemplated by Section 4.i hereof, and as set forth on Schedule 3.e, and one or more proxy statements to solicit proxies for any special or annual meetings of Stockholders to seek the Stockholder Approval described in Section 4 (r), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or otherwise consummate any of the transactions contemplated by, this Agreement, any of the other Transaction Documents or the Certificate of Designations in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement or shall be obtained or effected prior to the applicable due date thereafter, as provided by applicable law, this Agreement or otherwise.

(ii) Except as disclosed in the Company’s SEC Documents (as defined below), (A) the Company has not violated any term of its Certificate of Incorporation or Bylaws and (B) neither the Company nor any of the Subsidiaries has violated any material term of and has not been in default under (or with the giving of notice or lapse of time or both would have been in violation of or default under) any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any of the Subsidiaries, which violation or default would or would reasonably be expected to have a Material Adverse Effect. The business of the Company and the Subsidiaries has not been conducted in violation of any law, ordinance or regulation of any governmental entity, which violation would or would reasonably be expected to have a Material Adverse Effect.

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f. SEC Documents; Financial Statements; Sarbanes-Oxley.

(i) Since June 30, 2023, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”). The Company has made available to the Buyers or their respective representatives, or filed and made publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto) (“EDGAR”) no less than three (3) days prior to the date this representation is made, true and complete copies of the SEC Documents. Each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC or, pursuant to Rule 12b-25 under the 1934 Act, any untimely filing was deemed to be filed on the prescribed due date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment has not been filed and made publicly available on the SEC’s EDGAR system no less than three (3) days prior to the date this representation is made. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii) As of their respective dates, the consolidated financial statements of the Company and the Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements for periods subsequent to June 30, 2024, to normal year-end audit adjustments). None of the Company, the Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any stockholder of the Company has, at the direction and on behalf of the Company, made any filing with the SEC (other than the SEC Documents), issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication relating to the Company or any of the Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Buyers, including information referred to in Section 2.d, that contains any untrue statement of a material fact or, with respect to written information, omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Except for the Transaction Documents and the Membership Interest Purchase Agreement and related documents, instruments and agreements executed or to be executed in connection with the G5 Acquisition (the “G5 Acquisition Documents”) and the sale of the Placement Securities, the Company is not required to file and does not anticipated being required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to the Company’s reports filed or made with the SEC under the 1934 Act. The accounting firm that expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in the Company’s most recently filed quarterly report on Form 10-Q, was independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance from the Public Company Accounting Oversight Board (United States), and such firm was otherwise qualified to render such opinion under applicable law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act as of the date of this Agreement that has not been so disclosed in the SEC Documents.

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(iii) The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(iv) Since June 30, 2022, except as set forth on Schedule 3.f, neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any director, officer or employee, of the Company or any of the Subsidiaries, has received or otherwise obtained any material written or oral complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of the Subsidiaries has engaged in illegal and/or improper accounting or auditing practices. No attorney representing the Company or any of the Subsidiaries, whether or not employed by the Company or any of the Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company pursuant to Section 307 of Sarbanes-Oxley, and the SEC’s rules and regulations promulgated thereunder. Since June 30, 2022, there have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, principal financial officer, the Company Board or any committee thereof. The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

(v) As used in this Agreement, the “Company’s Knowledge” and similar language means, unless otherwise specified, the actual knowledge of Shmuel Rubin, Albert Miranda and Jason Messerschmidt, and the knowledge any such Person would be expected to have after reasonable due diligence inquiry.

g. Internal Accounting Controls; Disclosure Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences (“Internal Controls”). The Company has timely filed and made publicly available on the SEC’s EDGAR system no less than three (3) days prior to the date this representation is made, and all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company maintains internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such internal control over financial reporting is effective and does not contain any material weaknesses.

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h. Absence of Certain Changes. Since June 30, 2024, there has been no Material Adverse Effect and no circumstances exist that could reasonably be expected to be, cause or have a Material Adverse Effect. The Company has not taken any steps, and the Company has no current plans to take any steps, to seek protection pursuant to any bankruptcy law nor, to the Company’s Knowledge, do any creditors of the Company intend to initiate involuntary bankruptcy proceedings nor, to the Company’s Knowledge, is there any fact that would reasonably lead a creditor to do so.

i. Absence of Litigation. Except as disclosed in Schedule 3.i (i) there is no current action, suit or proceeding, or, to the Company’s Knowledge, any inquiry or investigation before or by any court, public board or other Governmental Authority pending or, to the Company’s Knowledge, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries, any Employee Benefit Plan (as defined below), or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such, and (ii) to the Company’s Knowledge, none of the directors or officers of the Company has been involved (as a plaintiff, defendant, witness or otherwise) in securities-related litigation during the past five years. None of the matters described in Schedule 3.i, has had or, if determined adversely to the Company or any Subsidiary, would reasonably expected to have, a Material Adverse Effect.

j. Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

k. No Undisclosed Liabilities. Other than (i) the liabilities assumed or created pursuant to this Agreement and the other Transaction Documents, (ii) liabilities accrued for in the latest balance sheet included in the Company’s most recent periodic report (on Form 10-Q or Form 10-K) filed at least three (3) Business Days prior to the date this representation is made (the date of such balance sheet, the “Latest Balance Sheet Date”) and (iii) liabilities incurred in the ordinary course of business consistent with past practices since the Latest Balance Sheet Date, the Company and the Subsidiaries do not have any other material liabilities (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured, and regardless of when any action, claim, suit or proceeding with respect thereto is instituted).

l. General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

m. No Integrated Offering. Except for the issuance of Class A Common Stock in connection with the G5 Acquisition and the Placement Securities, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions of any authority.

n. Employee Relations. Neither the Company nor any of the Subsidiaries is involved in any labor union dispute nor, to the Company’s Knowledge, is any such dispute threatened. Except as set forth on Schedule 3.n, none of the employees of the Company and the Subsidiaries is a member of a union that relates to such employee’s relationship with the Company or any of the Subsidiaries, neither the Company nor any of the Subsidiaries is a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relations with their respective employees are good. No “executive officer” (as defined in Rule 3b-7 under the 1934 Act), nor any other Person whose termination would be required to be disclosed pursuant to Item 5.02 of Form 8-K, has notified the Company that such Person intends to leave the Company or otherwise terminate such Person’s employment with the Company. No such executive officer, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not and would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

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o. Employee Benefits. No “prohibited transaction” as defined under Section 406 of ERISA (as defined below) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, has occurred with respect to any Employee Benefit Plan (as defined below), (ii) at no time within the last seven (7) years has the Company or any ERISA Affiliate (as defined below) maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (iii) no Employee Benefit Plan represents any current or future liability for retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (iv) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for such failures to comply that would not have a Material Adverse Effect, (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except for any such tax, fine, lien, penalty or liability that would not, individually or in the aggregate, have a Material Adverse Effect, (vi) except as disclosed on Schedule 3.o, the Company does not maintain any Foreign Benefit Plan, (vii) the Company does not have any obligations under any collective bargaining agreement, (viii) no Employee Benefit Plan is subject to termination or modification, as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations, (ix) no benefit will be distributed and no liability will be incurred, including any complete or partial withdrawal from or with respect to any “multiemployer plan” or other Employee Benefit Plan subject to Title IV of ERISA, as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations, (x) no benefit or vesting under any Employee Benefit Plan will accelerate or increase as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations, and (ix) all individuals working for the Company or any ERISA Affiliate are properly classified as employees or independent contractors. As used in this Agreement, “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Company or any of the Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Subsidiaries or (B) the Company or any of the Subsidiaries has had or has any present or future obligation or liability on behalf of any such employee, director or independent contractor; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414 (b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan mandated by a government other than the United States of America is subject to the laws or a jurisdiction outside of the United States.

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p. Intellectual Property Rights.

(i) The Company and its Subsidiaries own or possess adequate rights or licenses to use all Intellectual Property (as defined below) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted (“Company Intellectual Property”). Except as set forth on Schedule 3.p, none of the Company’s or its Subsidiaries’ rights with respect to Patents included within Company Intellectual Property are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, in either case that are necessary or material to the conduct of the Company’s business as now conducted and as presently proposed to be conducted. Neither the Company nor any of its Subsidiaries (A) has infringed, misappropriated or otherwise violated the Intellectual Property rights of others or (B) breached or violated any contract, agreement or arrangement relating to Intellectual Property, except in each case, as would not reasonably be expected to have a Material Adverse Effect. There is no claim (including in connection with any offer to license), action or proceeding being made or brought, or to the Company’s Knowledge being threatened, (1) against the Company or any of its Subsidiaries regarding any Intellectual Property, including any claim of breach or violation of any contract, agreement or arrangement relating to Intellectual Property or (2) with respect to any registration or filing made by the Company or any of its Subsidiaries regarding any Intellectual Property. To the Company’s Knowledge, there are no facts or circumstances which might give rise to any of the foregoing infringements, misappropriation or violation, or claims, actions or proceedings. To the Company’s Knowledge, (x) no third party has infringed or otherwise violated any Intellectual Property owned by the Company or any of the Subsidiaries and (y) no third party has materially breached any contract, agreement or arrangement relating to Intellectual Property to which the Company or any of its Subsidiaries is a party. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Intellectual Property owned by them.

(ii) The software, hardware, networks, communications devices and facilities, and other technology and related services used by the Company and/or any of the Subsidiaries (collectively, the “Systems”) are reasonably sufficient for the operation of their respective businesses as currently conducted and for the reasonably anticipated needs of such businesses. The Company and the Subsidiaries have arranged for disaster recovery and back-up services sufficient to comply with any and all applicable Laws and adequate to meet its needs in the event the performance of any of the Systems or any material component thereof is temporarily or permanently impeded or degraded due to any natural disaster or other event outside the reasonable control of the Company or the Subsidiaries, as applicable. The Company and the Subsidiaries have established and maintain commercially reasonable measures to ensure that the Systems, and all software, information and data residing on its Systems or otherwise owned by, licensed, used or distributed by the Company or any of the Subsidiaries, are, to the Company’s Knowledge, free of any computer virus, Trojan horse, worm, time bomb, or similar code designed to disable, damage, degrade or disrupt the operation of, permit unauthorized access to, erase, destroy or modify any software, hardware, network or other technology (“Malicious Code”). Since June 30, 2023, no Malicious Code or error or defect has caused a material disruption, degradation or failure of any of the Systems or of the conduct of the businesses of the Company or any of the Subsidiaries, and, to the Company’s Knowledge, there has been no material unauthorized intrusion or breach of the security of any of the Systems.

(iii) For purposes of this Agreement, the term “Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) inventions (whether or not patentable, and whether or not reduced to practice) and all improvements thereto; (b) all patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications and other patent rights (“Patents”); (c) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with all goodwill connected with the use of and symbolized by, and all registrations, registration applications and renewals in respect of, any of the foregoing; (d) Internet domain names, whether or not trademarks or service marks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (e) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and moral rights, and all registrations, applications for registration and renewals with respect thereto; (f) trade secrets, discoveries, business and technical information, know-how, methodologies, strategies, processes, databases, data collections and other confidential and/or proprietary information and all rights therein; (g) software and firmware, including data files, source code, object code, application programming interfaces, routines, algorithms, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (h) semiconductor chips and mask works; (i) other intellectual property rights; and (j) copies and tangible embodiments (in whatever form or medium) of the foregoing. For purposes of this Agreement, “Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government (including any supranational bodies such as the European Union) over the Company or any of the Subsidiaries, or any of their respective properties, assets or undertakings.

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q. Environmental Laws. Each of the Company and the Subsidiaries (i) has complied in all material respects with all Environmental Laws (as defined below), (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has complied with all terms and conditions of any such permit, license or approval, and to the Company’s Knowledge, there are no events, conditions, or circumstances reasonably likely to result in liability of the Company or any of the Subsidiaries pursuant to Environmental Laws that would or would reasonably be expected to have a Material Adverse Effect. None of the Company or the Subsidiaries has received any notice of any noncompliance with any Environmental Laws or the terms and conditions of any permit, license or approval required under applicable Environmental Laws to conduct the Company’s and the Subsidiaries’ respective businesses. The term “Environmental Laws” means all federal, state, local or foreign laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901, et seq., the Clean Air Act, 42 U.S.C. §7401, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. §1251, et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq., and the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.; “Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

r. Personal Property. Except as described on Schedule 3.r, the Company and the Subsidiaries have good and valid title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens for the payment of federal, state or other Taxes, for which appropriate reserves have been made therefor in accordance with GAAP.

s. Real Property. None of the Company or any of the Subsidiaries owns any real property. All of the Real Property Leases (as defined below) are valid and in full force and effect and are enforceable against all parties thereto. Neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of the Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could materially adversely affect the Company’s or any of the Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby or by the other Transaction Documents or the Certificate of Designations. For purposes hereof, “Real Property Lease” means each lease for Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property; and “Real Property” means all the real property, facilities and fixtures that are leased or, in the case of fixtures, otherwise owned or possessed by the Company or the Subsidiaries.

t. Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries have been refused any insurance coverage sought or applied for, and, to the Company’s Knowledge, the Company and the Subsidiaries will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a Material Adverse Effect.

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u. Regulatory Permits and Other Regulatory Matters.

(i) Permits. The Company and the Subsidiaries possess all material certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business as presently conducted (“Permits”), including all Permits required by any Governmental Authority engaged in the regulation of the business of the Company and the Subsidiaries (each, a “Regulatory Agency”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. To the Company’s Knowledge, there are no facts or circumstances that could reasonably lead to any of them not being able to obtain necessary Permits as and when necessary to enable the Company and the Subsidiaries to conduct its business.

(ii) Other Regulatory Matters. As to each product of the Company or any Subsidiary subject to the jurisdiction of any Regulatory Agency that is manufactured, packaged, distributed, sold, and/or marketed by the Company or any of the Subsidiaries, such product has been, and is being, manufactured, packaged, distributed, sold and/or marketed by the Company in compliance in all material respects with all applicable requirements imposed or promulgated by each Regulatory Agency. There is no pending, completed or, to the Company’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of the Subsidiaries, and none of the Company or any of the Subsidiaries has received any notice, warning letter or other communication from any Regulatory Agency, which (A) contests the licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, or the sale of, any products of the Company or the Subsidiaries, (B) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any such product, (C) enjoins production at any facility of the Company or any of the Subsidiaries, (D) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of the Subsidiaries, or (E) otherwise alleges any violation of any laws, rules or regulations by the Company or any of the Subsidiaries. The respective properties, business and operations of the Company and the Subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of applicable Regulatory Agencies. The Company has not been informed by any Regulatory Agency that it will prohibit the marketing, sale, license or use in the United States or any other jurisdiction of any product proposed to be developed, produced or marketed by the Company nor has any Regulatory Agency expressed any concern as to approving any product being developed or proposed to be developed by the Company or any Subsidiary.

v. Listing. The Company is not in violation of any of the rules, regulations or requirements of the Principal Market, and, to the Company’s Knowledge, there are no facts or circumstances that could reasonably lead to suspension or termination of trading of the Class A Common Stock on the Principal Market. Except as set forth on Schedule 3.v, since June 30, 2023, (i) the Class A Common Stock has been listed on the Principal Market, (ii) trading in the Class A Common Stock has not been suspended or deregistered by the SEC or the Principal Market, and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Class A Common Stock on the Principal Market. For purposes of this Agreement, “Principal Market” means the Nasdaq Capital Market, or if the Class A Common Stock becomes listed on any other National Exchange, then from and after such date, such National Exchange; and “National Exchange” means any of the NYSE MKT, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market (or a successor to any of the foregoing). The Class A Common Stock is eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Class A Common Stock. The Class A Common Stock is not, and has not been at any time prior to the Closing Date, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Class A Common Stock through DTC.

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w. Tax Status. Except as set forth in Schedule 3.w, each of the Company and the Subsidiaries (i) has timely filed all material foreign, federal and state income, franchise and all other material Tax Returns required by any jurisdiction to which it is subject under applicable law, (ii) has paid all Taxes that are material in amount and required to be paid under applicable law, except those for which the Company has made reserves in the consolidated financial statements of the Company and the Subsidiaries that are adequate in accordance with GAAP, and (iii) has established in the consolidated financial statements of the Company and the Subsidiaries reserves that are reasonably adequate in accordance with GAAP for the payment of all material Tax liabilities that are due and owing as of the date this representation is made. There are no unpaid Taxes in any material amount claimed in writing received by the Company or any of its Subsidiaries to be due by the taxing authority of any jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim. Each of the Company and the Subsidiaries has timely withheld and paid all material Taxes (including sales Taxes) required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party. Neither the Company nor any of the Subsidiaries is or has been a U.S. real property holding corporation (as defined in Treasury Regulation Section 1.897-2(b)) under the Code (“USRPHC”) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No deficiency for any income, franchise or other material amount of Tax relating to the Company or any of the Subsidiaries has been asserted or assessed by any taxing authority in writing, except for the deficiencies which have been satisfied by payment, settled or withdrawn or which are being contested in good faith and for which reserves adequate in accordance with GAAP have been established in the consolidated financial statements of the Company and the Subsidiaries. None of the Company or any of the Subsidiaries has entered into a “listed transaction” (as defined in Treasury Regulation Section 1.6011-4(b)(2)) that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder and that has not been disclosed in the relevant Tax Return. “Taxes” means all taxes, charges, fees, levies or other like assessments provided each such charge, fee, levy or other like assessment are in the nature of a tax, including United States federal, state, local, foreign and other net income, gross income, gross receipts, social security, estimated, sales, use, ad valorem, franchise, profits, net worth, alternative or add-on minimum, capital gains, license, withholding, payroll, employment, unemployment, social security, excise, property, transfer taxes, and any and all other taxes, assessments, fees or other governmental charges in the nature of Taxes, whether computed on a separate, consolidated, unitary, combined or any other basis together with any interest and any penalties, additions to tax, estimated taxes or additional amounts with respect thereto, and including any liability for taxes as a result of being a member of a consolidated, combined, unitary or affiliated group or any other obligation to indemnify or otherwise succeed to the tax liability of any other Person; and “Tax Returns” means all returns, declarations, reports, statements, schedules, notices, forms or other documents or information required to be filed with a taxing authority in respect of the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of any legal requirement relating to any Tax.

x. Transactions With Affiliates. Except as set forth in Schedule 3.x, none of the Company’s or any of the Subsidiaries’ respective officers or directors, Persons who were officers or directors of the Company or any Subsidiary at any time during the previous two years, stockholders, or affiliates of the Company or any of the Subsidiaries, or any individual related by blood, marriage or adoption to any such individual (each a “Related Party”), nor any Affiliate of any Related Party, is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of the Subsidiaries (other than directly for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth in Schedule 3.x, no current officer or director of the Company or any Subsidiary or, to the Company’s Knowledge, any Related Party of the Company or any of the Subsidiaries or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which the Company or any of the Subsidiaries has any direct or indirect ownership interest or has a business relationship or with which the Company or any of the Subsidiaries competes. “Affiliate” for purposes hereof means, with respect to any Person, another Person that, (i) is a director, officer, manager, managing member, general partner or five percent or greater owner of equity interests in such Person, or (ii) directly or indirectly, (1) has a common ownership with that Person, (2) controls that Person, (3) is controlled by that Person or (4) shares common control with that Person. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another Person.

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y. Application of Takeover Protections. The Company and the Company Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware that is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and the Buyers’ ownership of the Securities.

z. Rights Agreement. The Company has not adopted a stockholder rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company which has not been terminated or expired in accordance with its terms.

aa. Foreign Corrupt Practices and Certain Other Federal Regulations.

(i) Neither the Company nor any of the Subsidiaries, nor to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ii) The Company and each Subsidiary is in compliance in all material respects with all applicable U.S. economic sanctions laws, all executive orders and implementing regulations (“Sanctions”) as administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. State Department. None of the Company or any of the Subsidiaries (A) is a Person on the SDN List, (B) is a person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such person, (C) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (D) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement, any other Transaction Documents or Certificate of Designations would be prohibited by applicable U.S. law.

(iii) The Company and each Subsidiary are in compliance with all laws related to terrorism or money laundering including: (A) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq. (the Bank Secrecy Act)), as amended by Title III of the Patriot Act, (B) the Trading with the Enemy Act, (C) that certain Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or any other enabling legislation, executive order or regulations issued pursuant or relating thereto, and (D) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. No action, suit or other proceeding by or before any court or Governmental Authority with respect to compliance with such anti-money laundering laws is pending or threatened to the knowledge of the Company and each Subsidiary.

(iv) The Company and each of its Subsidiaries are in compliance with all applicable laws and regulations governing the import, export, reexport, release, brokering, or transfer of goods, software, technology, technical data, and services, including, without limitation, the U.S. export control laws and regulations administered and enforced by the U.S. Departments of Commerce and State and the import and customs laws administered and enforced by the U.S. Departments of Homeland Security, Commerce, and U.S. Customs and Border Protection, or an appropriate foreign authority, including, without limitation, the Export Control Reform Act, the Export Administration Regulations, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs laws and regulations, OFAC, or other applicable law regulating the development, commercialization or export of technology.

bb. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

cc. Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

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dd. No Disqualification Events. None of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the offering contemplated hereby or, to the Company’s Knowledge, (i) any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, (ii) any “promoter” (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the Closing, or (iii) any placement agent or dealer participating in the offering of the Securities and any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Securities (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”). The Company has exercised reasonable care to determine (A) the identity of each person that is an Covered Person; and (B) whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e). With respect to each Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Covered Person of (I) any Disqualification Event relating to that Covered Person, and (II) any event that would, with the passage of time, become a Disqualification Event relating to that Covered Person; in each case occurring up to and including the Closing Date. The Company is not for any other reason disqualified from reliance upon Rule 506 of Regulation D for purposes of the offer and sale of the Securities.

ee. Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that except as expressly set forth in this Agreement or any other agreement executed by any Buyer with or in favor of the Company, none of the Buyers or holders of the Securities has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and no Buyer or holder of Securities shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that (i) one or more Buyers or holders of Securities may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and (ii) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that, except as otherwise set forth in this Agreement, any such hedging and/or trading activities do not constitute a breach of this Agreement or any of the other Transaction Documents or the Certificate of Designations or affect the rights of any Buyer or holder of Securities under this Agreement, any other Transaction Document or the Certificate of Designations.

ff. Manipulation of Prices; Securities. Except as set forth on Schedule 3.ff,

(i) None of the Company or the Subsidiaries, or any of their respective officers, directors or Affiliates and, to the Company’s Knowledge, no one acting on any such Person’s behalf has, (A) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of any of the Securities, (B) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (C) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any Subsidiary.

(ii) Since June 30, 2024, no executive officer (as defined pursuant to Section 16 of the 1934 Act), director or Affiliate of the Company or any of the Subsidiaries, any Affiliate of any of the foregoing, or anyone acting on their behalf, has sold, bid, purchased or traded in the Common Stock or any other security of the Company.

gg. Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. Taken as a whole, all disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or with respect to written information omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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4. COVENANTS.

a. Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing (unless available on EDGAR). The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing occurring on the Closing Date pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c. Reporting Status. From the date of this Agreement until the later of (i) the first date on which no Preferred Shares, Notes or Warrants remain outstanding, and (ii) the first date on which the Buyers no longer own any Securities (the period ending on such latest date, the “Reporting Period”), the Company shall timely (provided, however, that the Company shall be afforded the benefit of any extension pursuant to Rule 12b-25 of the 1934 Act) file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate the registration of the Class A Common Stock under the 1934 Act or otherwise terminate its status as an issuer required to file reports under the 1934 Act, even if the securities laws would otherwise permit any such termination. The Company hereby agrees that, during the Reporting Period, the Company shall send to each Buyer copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the Company’s making available or giving such notices and other information to the stockholders (unless otherwise available on EDGAR).

d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares, the Notes and Warrants to fund a portion of its cash purchase price obligations in connection with the G5 Acquisition, repayment of indebtedness, and for working capital and other general corporate purposes.

e. Internal Accounting Controls. During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to (i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied, (ii) maintain a system of Internal Controls, (iii) maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, (iv) cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (I) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (II) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure, (v) maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act, and (vi) use its reasonable best efforts to cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.

f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 100% of the number of shares of Class A Common Stock needed to provide for issuance of the Conversion Shares upon conversion of all outstanding Preferred Shares and Note Conversion Common Shares issuable upon conversion of all Note Conversion Shares that could become issuable (without regard to any limitations or restrictions on conversion thereof) and (ii) 100% of the number of shares of Class A Common Stock needed to provide for issuance of the Warrant Shares upon exercise of all outstanding Warrants (without regard to any limitations or restrictions on exercise thereof).

g. Listing. The Company shall take all actions necessary to remain eligible for listing of its securities on the Principal Market. The Company shall use its commercially reasonable efforts to maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations; provided, that, in no event shall the Company take any action that would reasonably be expected to adversely impact the Company’s ability to perform its obligations under this Agreement, the other Transaction Documents or the Certificate of Designations. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Class A Common Stock from the Principal Market or any other National Exchange on which the Company’s securities are listed (provided that nothing shall prohibit the Company from transferring its listing to another National Exchange). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.g. At all times during the Reporting Period, (i) the Class A Common Stock shall be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system, (ii) the Company shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Class A Common Stock, and (iii) the Company shall use its reasonable best efforts to cause the Class A Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Class A Common Stock through DTC or, in the event the Class A Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Company shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

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h. Expenses. Notwithstanding any termination of this Agreement pursuant to Section 9, the Company shall reimburse North Run Strategic Opportunities Fund I, LP (the “Lead Investor”) for its reasonable out-of-pocket expenses incurred in connection with the preparation and negotiation of the Transaction Documents and the related due diligence review, including fees and disbursements of the Lead Investor’s legal counsel. To the extent such expenses have not been paid by the Company prior to Closing, the outstanding amount payable to the Lead Investor pursuant to the preceding sentence at the Closing may be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at the Closing. The Company shall pay all of its own legal, due diligence and other expenses relating to negotiating and preparing the Transaction Documents and the Certificate of Designations and consummating the transactions contemplated hereby and thereby.

i. Disclosure of Transactions and Other Material Information. Within four Business Days following the execution and delivery of this Agreement, the Company shall file one or more Forms 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement, the Certificate of Designations, the Note, the Security Agreement, the Subsidiary Guarantee, the Registration Rights Agreement, and the form of Warrant (such Form or Forms 8-K, collectively, the “Announcing Form 8-K”). Unless required by applicable law or a rule of the Principal Market, the Company shall not make any public announcement regarding the transactions contemplated hereby, the other Transaction Documents, or the Certificate of Designations prior to the Closing Date. The Company represents and warrants that, upon the first public disclosure by the Company of its earnings results for the fiscal quarter ended December 31, 2024, which first public disclosure shall in no event occur later than February 14, 2025, no Buyer shall be in possession of any material nonpublic information received from the Company, any of the Subsidiaries, any of their respective Affiliates or any of their respective officers, directors, employees, attorneys, representatives or agents, with respect to the Transaction Documents and the transactions contemplated thereby. Subject to Section 4.j hereof and the rights that any Board Designees may have due to such Board Designee’s service on the Company Board, the Company shall not, and shall cause each of its Subsidiaries to not, and shall direct each of their respective officers, directors, employees and agents to not, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Buyer. The Company hereby acknowledges and agrees that, except for the Board Designees or as set forth in in any written agreement executed by a Buyer with or in favor of the Company, no Buyer (nor any of such Buyer’s Affiliates) shall have any duty of trust or confidence with respect to any material nonpublic information provided by, or on behalf of, the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents, in violation of the foregoing covenant. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (a) in substantial conformity with the Announcing Form 8-K and (b) as is required by applicable law and regulations (provided that the Lead Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof). Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer contains material, nonpublic information relating to the Company or any of the Subsidiaries, the Company shall so indicate to the Buyers contemporaneously with delivery of such notice or communication, and such indication shall provide the Buyers the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of the Subsidiaries. Upon receipt or delivery by the Company or any of the Subsidiaries of any notice in accordance with the terms of the Transaction Documents or the Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of the Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information. For the avoidance of doubt, providing to any Board Designee (due to such Board Designee’s service on the Company Board) of information that may constitute material, nonpublic information relating to the Company or any of the Subsidiaries, and any such Board Designee’s providing of such information to any Buyer or its Affiliates, including any Buyer that is an Affiliate of such Board Designee, shall not be deemed to be a breach of this Section 4.i.

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j. Company Board.

(i) The Company, the Nominating and Corporate Governance Committee of the Company Board and the Company Board have taken all actions so that, immediately following the Closing, without any further action by the Company or the Company Board (or any committee thereof), (A) the Company Board shall have been increased to a total of eight (8) members, and (B) the individuals listed on Schedule 4.j shall be added as members of the Company Board (collectively with any successors as set forth herein, the “Board Designees”), filling the vacancies created by the increase in the size of the Board to eight (8) members. One Board Designee shall be allocated as a Class I Director and the other Board Designee shall be allocated as a Class II director, as further set forth on Schedule 4.j. At any time when two (2) Board Designees are serving concurrently on the Company Board, one such Board Designee must meet the independence standards of the Principal Market applicable to board members generally and may not be an employee, contractor, agent, advisor, representative, or Affiliate of the Lead Investor, and must be selected by the Lead Investor and agreed to by the Company (such agreement not to be unreasonably withheld) prior to appointment (an “Independent Board Designee”). The Board Designee who is an employee, contractor, agent, advisor, representative, or Affiliate of the Lead Investor (an “Affiliated Board Designee”) shall initially be Thomas Ellis or Todd Hammer. To the extent the Independent Board Designee is not identified at Closing, then, following the selection of such Independent Board Designee by the Lead Investor and the agreement to such selection by the Company, the Nominating and Corporate Governance Committee of the Company Board and the Company Board shall take all actions necessary to promptly appoint such Independent Board Designee to the Company Board.

(ii) Except as provided herein: (i) in connection with any annual meeting of the stockholders of the Company or any special meeting of the stockholders of the Company at which directors are to be elected, the Nominating and Corporate Governance Committee of the Company Board shall recommend the nomination of, and the Company Board shall nominate for reelection (or election), recommend that the Company’s stockholders vote in favor of election to the Company Board of (subject to the Company Board’s right to withhold such recommendation if a majority of the Company Board members determine that they cannot in good faith and in consideration of their fiduciary duties approve such recommendation), and solicit proxies in favor of the election of, and the Company and the Company Board shall otherwise take all actions as are reasonably necessary or desirable to elect, each Board Designee whose term of office expires at such stockholder meeting to the Company Board, and (ii) except as provided herein, the Company Board shall not take any action to increase the size of the Company Board to more than eight (8) members without the consent of the Lead Investor. If any Board Designee is not elected or re-elected to the Company Board at any meeting of the Company’s stockholders, then, subject to the limitations set forth in Section 4.j(ii)(B), the Company Board shall promptly increase the size of the Company Board by one (1) member, if necessary, and appoint the applicable Board Designee to fill the resulting vacancy.

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(A) For purposes of this Agreement, “Ownership Threshold Percentage” means, at any time, a percentage equal to the quotient of (x) the total number of shares of Class A Common Stock beneficially owned by the Lead Investor and its Fund Affiliates collectively at the time of such calculation that were acquired pursuant to this Agreement and the Transaction Documents other than Note Conversion Shares and Note Conversion Common Shares beneficially owned as a result of the Lead Investor or its Fund Affiliates’ ownership of the Notes, Note Conversion Shares or conversion thereof, which total number shall assume full conversion of the Preferred Shares and the full exercise of the Warrants (without giving effect to any beneficial ownership limitation or other restrictions applicable to such conversion or exercise) then held by the Lead Investor and its Fund Affiliates (the “Offering Related Shares”), and shall, for the avoidance of doubt, include Conversion Shares issuable on account of the Accruing Dividend as defined in the Certificate of Designations and any adjustment to the number of shares of Class A Common Stock underlying the Preferred Shares and the Warrants then held effected in accordance with the provisions of the Warrants or the Certificate of Designations, divided by (y) the total number of shares of Class A Common Stock into which the Preferred Shares held by the Lead Investor and its Fund Affiliates collectively at the time of Closing are convertible and the Warrants held by the Lead Investor and its Fund Affiliates collectively at the time of Closing are exercisable (without giving effect to any beneficial ownership limitation or other restrictions applicable to such conversion or exercise). For purposes of this Agreement, (y) “Fully-Diluted Ownership Percentage” means, at any time, a percentage equal to the quotient of (I) the sum of the Offering Related Shares beneficially owned by the Lead Investor and its Fund Affiliates collectively, plus any Note Conversion Common Shares beneficially owned as a result of the Lead Investor or its Fund Affiliates’ ownership of the Note Conversion Shares then held (but excluding any Note Conversion Shares or Note Conversion Common Shares deemed to be beneficially owned by the Lead Investor or its Fund Affiliates as a result of their ownership of Notes then held and not converted), in each case at the time of such calculation and without giving effect to any beneficial ownership limitation or other restrictions applicable to such conversion or exercise, divided by (II) the number of Fully-Diluted Shares outstanding as of such date but excluding any Note Conversion Shares or Note Conversion Common Shares deemed to be beneficially owned by the Lead Investor or its Fund Affiliates as a result of their ownership of Notes then held and not converted, and “Fund Affiliate” means (a) each of Thomas Ellis and Todd Hammer (each a “Principal” and collectively, the “Principals”), (b) any Person controlled by a Principal or the Principals (a “Controlled Person”), and (c) any Person under common control with a Controlled Person or the Lead Investor, with “control” as defined in connection with the definition of Affiliate hereunder.

(B) If at any time after the five (5) year anniversary of Closing (the “Guaranteed Term”) the Ownership Threshold Percentage is less than 50% or the Fully-Diluted Ownership Percentage is less than 15%, then the rights and obligations set forth in Section 4.j(ii) above shall only apply to one (1) Board Designee, who, for the avoidance of doubt, may be an Affiliated Board Designee, and the other Board Designee shall, upon the Company’s request, immediately withdraw from any nomination for reelection then applicable and shall resign from the Company Board and all committees thereof and any Subsidiary board or committee on which such Board Designee is then serving effective on the date of the Company’s next annual meeting of stockholders following receipt of such request (or, if such request is submitted at a time when the Company has filed its preliminary or definitive proxy statement for the forthcoming annual meeting of stockholders but the applicable Board Designee’s term does not end at such annual meeting, then at the annual meeting following such pending annual meeting); provided, however, that at any time after the Guaranteed Term during which either the Ownership Threshold Percentage is less than 25% or the Fully-Diluted Ownership Percentage is less than 7.5%, the Company shall have no obligations pursuant to Section 4.j(ii) above with respect to any Board Designee, each Board Designee then serving shall immediately withdraw from any nomination for reelection then applicable and shall resign from the Company Board and all committees thereof and any Subsidiary board or committee on which such Board Designee is then serving effective on the date of the Company’s next annual meeting of stockholders, in each case following receipt of such request (or, if such request is submitted at a time when the Company has filed its preliminary or definitive proxy statement for the forthcoming annual meeting of stockholders but the applicable Board Designee’s term does not end at such annual meeting, then at the annual meeting following such pending annual meeting), and the Lead Investor’s rights under this Section 4.j shall terminate.

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(iii) Each Board Designee shall be entitled to the same compensation, the same indemnification and the same director and officer insurance in connection with such Board Designee’s role as a director as all other members of the Company Board, the same information regarding the Company and any subsidiaries in connection with such Board Designee’s role as a director as all other members of the Company Board receive at the same time it is provided to them, and each Board Designee shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Company Board and any committees thereof, to the same extent as all other members of the Company Board, all subject to and in accordance with the policies and procedures applicable to directors on the Company Board. The Affiliated Board Designee shall be entitled to share with the Lead Investor information regarding the Company and its subsidiaries it receives in its capacity as a Board member, subject to such Board Designee’s confidentiality obligations arising from its fiduciary duties as a Board member or otherwise. As a condition to receiving any such information, the Lead Investor agrees to maintain the confidentiality of and not disclose to any other Person other than its employees, directors, agents or legal or accounting representatives who have a need to know such confidential information and an obligation to maintain its confidentiality, any material nonpublic information or other information deemed by the Company, disclosed to the Board Designee in a manner such that it would be generally understood, or otherwise known by such Board Designee or the Lead Investor to be confidential or proprietary. The Company agrees that any such indemnification arrangements described in this Section 4.j(iii) will be the primary source of indemnification and advancement of expenses in connection with the matters covered thereby and payment thereon will be made before, offset and reduce any other insurance, indemnity or expense advancement to which each Board Designee may be entitled or which is actually paid in connection with such matters.

(iv) In the event that any Board Designee shall cease serving as a member of the Company Board, whether by resignation, removal, death, disability or otherwise (but excluding any resignation required pursuant to Section 4.j(ii)), then the Lead Investor shall select a replacement Board Designee (subject to the limitations on the number and identity of Board Designees set forth in this Section 4.j) and the Company Board shall promptly take all actions necessary to appoint such replacement Board Designee to fill the resulting vacancy.

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k. Right to Participate in Future Offerings.

(i) So long as the Ownership Threshold Percentage equals or exceeds 25%, subject to the exceptions described below, the Company shall not, and shall cause each of its subsidiaries not to, (x) contract with any party for the issuance of any indebtedness that includes an equity component or that is convertible into, exercisable into or exchangeable for equity securities of the Company or any of the Subsidiaries or equity financing, or (y) issue any equity securities of the Company or any Subsidiary or securities convertible, exchangeable or exercisable into or for equity securities of the Company or any of the Subsidiaries (including any indebtedness that includes an equity component or that is convertible into, exercisable into or exchangeable for equity securities of the Company or any of the Subsidiaries) (a “Future Offering”), except pursuant to Exempt Issuances (as defined below) and “at-the-market” offerings under Rule 415(a)(4) of the Securities Act of 1933 (none of which shall be considered Future Offerings and to which the Capital Raising Limitations (as defined below) shall not apply), unless it shall have first delivered to the Lead Investor written notice (the “Future Offering Notice”) describing generally the proposed Future Offering and providing the Lead Investor an option (the “Buyer Purchase Option”) to purchase up to a number of securities to be issued in such Future Offering equal to the product (such product, the Lead Investor’s “Allocation Percentage”) of (A) a fraction, (1) the numerator of which is the sum of the number of shares of Common Stock then held by the Lead Investor, the number of Conversion Shares issuable upon conversion of the Preferred Shares then held by the Lead Investor and its Fund Affiliates collectively, the number of Note Conversion Common Shares issuable upon conversion of any Note Conversion Shares then held by the Lead Investor and its Fund Affiliates collectively, and the number of Warrant Shares issuable upon exercise of the Warrants then held by the Lead Investor and its Fund Affiliates collectively (in each case, without giving effect to any limitations on conversion of the Preferred Shares or the Note Conversion Shares or on exercise of the Warrants), and (2) the denominator of which is the Fully-Diluted Shares, in each case as of the date immediately prior to the date on which the Future Offering is consummated, and (B) the total amount of securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the “Capital Raising Limitations”). For purposes of this Agreement, “Fully-Diluted Shares” means, as of any date of determination, the sum of (X) the number of shares of Common Stock then outstanding, plus (Y) the number of shares of Common Stock directly or indirectly issuable upon exercise, conversion or exchange of outstanding Options and Convertible Securities (which term, for purposes of this Section 4.k.(i) and the avoidance of doubt, shall not include the Notes but shall include all Conversion Shares issuable upon conversion of the outstanding Preferred Shares, all Note Conversion Common Shares issuable upon conversion of any Note Conversion Shares that are outstanding, and all Warrant Shares issuable upon exercise of the outstanding Warrants), in each case without giving effect to any limitations on exercise, conversion or exchange of such Options or Convertible Securities (including the Preferred Shares, Note Conversion Shares and Warrants).

(ii) Upon the written request of the Lead Investor made within five (5) Business Days after its receipt of a Future Offering Notice, the Company shall provide the Lead Investor with such additional information regarding the proposed Future Offering, including the names of the ten (10) largest proposed investors, based on proceeds anticipated to be received from such proposed investors, in the proposed offering and terms and conditions and use of proceeds thereof, as the Lead Investor shall reasonably request and which has been or is being provided to other prospective investors (an “Additional Information Request”). The Lead Investor may exercise its Buyer Purchase Option by delivering written notice (the “Buyer Purchase Notice Date”) to the Company within five (5) Business Days after the later of (A) the Lead Investor’s receipt of a Future Offering Notice or (B) the date on which the Lead Investor has received all of the information reasonably requested in the Additional Information Request, which notice shall state the quantity of securities being offered in the Future Offering that the Lead Investor will purchase, up to its Allocation Percentage, and that quantity of securities it is willing to purchase in excess of its Allocation Percentage.

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(iii) The Company shall have ninety (90) days following the Buyer Purchase Notice Date to sell the securities in the Future Offering (other than the securities to be purchased by the Buyers pursuant to this Section 4.k), upon terms and conditions no more favorable to the purchasers thereof, or less favorable to the Company, than specified in the Future Offering Notice. The exercise of a Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering; provided, that notwithstanding the Lead Investor’s exercise of the Buyer Purchase Option with respect to a particular Future Offering, the determination to complete any such Future Offering shall be within the Company’s sole discretion. In connection with such consummation, the Lead Investor (if it exercises its Buyer Purchase Option) shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company to effectuate such Future Offering together with payment of the purchase price for the securities being purchased by the Lead Investor in such Future Offering (the “Future Offering Purchase Price”), and the Company or a Subsidiary, as appropriate, shall promptly issue to the Lead Investor the securities purchased thereby.

(iv) In the event the Company or any Subsidiary, as appropriate, has not sold such securities of the Future Offering within such ninety (90) day period described above, the Company shall not thereafter issue or sell such securities or any other securities subject to this Section 4.k without first offering such securities to the Lead Investor in the manner provided in this Section 4.k. The Capital Raising Limitations shall not apply to any Exempt Issuance.

(v) As used herein, “Exempt Issuances” shall mean (A) any transaction involving the Company’s issuances of securities (I) as consideration in a merger or consolidation or for the acquisition of a business, product, license or other assets by the Company (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (II) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), in the case of each of (I) and (II) above solely with an operating company in the industry in which the Company operates; or (B) any issuances of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock (U) pursuant to, and in accordance with the terms of, an Approved Stock Plan; (V) pursuant to agreements with vendors or consultants that are in effect as of the date of this Agreement and are listed on Schedule 4.q or hereafter approved by the Company Board; (W) to existing holders of the Company’s securities in compliance with the terms of agreements in effect as of the date of this Agreement and are listed on Schedule 4.q, (X) required to be issued in connection with the G5 Acquisition, whether at closing or thereafter, or pursuant to earnout or holdback provisions of agreements that are in effect as of the date of this Agreement and are listed on Schedule 4.q, (Y) issued, deemed to be issued or issuable by the Company upon the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Class A Common Stock issued and outstanding on the date of this Agreement, including Preferred Shares, the Notes and the Warrants, and (Z) pursuant to any warrants issued to a lender in connection with a bona fide financing of the Company or any Subsidiary (with the value of the shares underlying such warrants at the time of issuance not to exceed 20% of the original principal amount of such financing) if such lender does not consent to the Lead Investor’s pro rata participation in the loan constituting such Future Offering equal to the Lead Investor’s Allocation Percentage, provided that any such warrants issued to such lender shall not contain any provisions that would constitute a Variable Rate Transaction, shall only be convertible or exercisable into Class A Common Stock, and shall not include any Black Scholes or similar cash payment obligations of the Company. For purposes of this Agreement, “Approved Stock Plan” shall mean any employee benefit, equity incentive, employee stock purchase, retention or similar plan that has been approved by the Company Board, pursuant to which the Company’s securities may be issued to any consultant, employee, officer or director for services provided to the Company.

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l. Reserved.

m. Compliance with Laws; Maintenance of Permits. During the Reporting Period, the Company shall, and shall cause each of the subsidiaries to, maintain all material Permits, the lack of which would reasonably be expected to have a Material Adverse Effect and to remain in compliance with all laws in all material respects (including Environmental Laws and laws relating to taxes, employer and employee contributions and similar items, securities, ERISA, employee health and safety, medical devices and biohazardous materials) the failure with which to comply would have a Material Adverse Effect.

n. Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and each Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Reporting Period, the Company agrees to, and shall cause each of the subsidiaries to, provide such information to each Buyer.

o. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no such holder effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Certificate of Designations, including Section 2.f of this Agreement; provided that such holder and its pledgee shall be required to comply with the provisions of Section 2.f in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a holder of Securities.

p. Prohibition Against Variable Rate Transactions. During the Guaranteed Term, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement directly or indirectly to effect a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Option or Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Option or Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Option or Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price. For purposes of this Agreement, “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock and “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities. For the avoidance of doubt, the foregoing shall not prevent the Company from conducting “at-the-market” offerings under Rule 415(a)(4) of the 1933 Act, and shall not prevent the Company from fulfilling its obligations in respect of securities of the Company outstanding on the date of this Agreement or to be issued in connection with the offering of the Securities or the G5 Acquisition. Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

q. Subsequent Equity Sales. Between the date hereof and one hundred twenty (120) days following the Closing Date, neither the Company nor any Subsidiary shall (1) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, Convertible Securities or Options or (2) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement or a post-effective amendment to an existing registration statement necessary to continue such registration without lapse, provided, however, that this Section 4.q(i) shall not apply in respect of any Exempt Issuances.

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r. Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than one hundred and twenty (120) days following the Closing Date (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to counsel for the Lead Investor, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval of the removal of the limitations on voting and on conversion set forth in Sections 2(a) and 4 of the Certificate of Designations and Section 2(e) of the Warrants in compliance with Nasdaq Rule 5635(d) (the “Stockholder Approval”, and the date the Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Company Board to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall call a special or annual meeting of stockholders every one hundred eighty (180) days thereafter and shall include a proposal and recommendation to approve the Stockholder Resolutions in the proxy statement for each such meeting of stockholders, until such Stockholder Approval is obtained. Each Buyer acknowledges that, as required by the rules of the Principal Market, holders of the shares of Preferred Stock (on an as-converted basis), Conversion Shares, Note Conversion Common Shares and Warrant Shares are not eligible to vote such shares with respect to the Stockholder Resolutions and such Buyer agrees to not vote any shares of Preferred Stock (on an as-converted basis), Conversion Shares, Note Conversion Common Shares or Warrant Shares held by such Buyer with respect to the Stockholder Resolutions.

s. No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of the subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of the subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Warrants, the Notes, the Certificate of Designations, and the other Transaction Documents.

t. Regulation M. Neither the Company, nor any subsidiaries nor any Affiliates of the foregoing shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

u. Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Covered Person.

v. No Integrated Offering. Neither the Company nor any of the Subsidiaries, nor any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or require stockholder approval of the issuance of any of the Securities.

w. Transfer Taxes. The Company shall be responsible for any liability with respect to any transfer, stamp or similar non-income Taxes, if any, that may be payable in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and the Certificate of Designations, including any such Taxes with respect to the issuance of the Preferred Shares, the Notes, the Conversion Shares, the Note Conversion Shares, the Note Conversion Common Shares, the Warrants or the Warrant Shares.

x. Short Sales. During the period beginning on the Closing Date and ending on the earlier of (i) the two (2) year anniversary of the Closing Date and (ii) the date when all of the Preferred Shares have been converted into Conversion Shares, none of the Buyers shall engage in any transaction that would constitute a Short Sale without the prior written consent of the Company.

y. Shareholder Rights Plan. To the extent permitted by applicable law without the requirement for a stockholder vote, no claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Buyer is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Buyer could be deemed to trigger the provisions of any such plan or arrangement, in each case by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Buyers.

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z. Further Instruments and Acts. From the date of this Agreement until the end of the Reporting Period, upon request of any Buyer or Investor (as defined in the Registration Rights Agreement), the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement, the other Transaction Documents and the Certificate of Designations.

5. TRANSFER AGENT INSTRUCTIONS.

a. Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Stock, the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Stock, the Notes and the Warrants have been issued (including the name and address of each transferee), the number of shares of Preferred Stock held by such Person, the number of Notes held by such person, the number of Conversion Shares issuable pursuant to the terms of the Preferred Stock, the number of shares of Preferred Stock issuable pursuant to the terms of the Notes, and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

b. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent for the Class A Common Stock in the form attached hereto as Exhibit D (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the DTC, registered in the name of each holder of Preferred Shares, Note Conversion Shares or Warrants, as applicable, or such holder’s nominee(s), for the Conversion Shares, the Note Conversion Common Shares issuable upon conversion of any Note Conversion Shares, and the Warrant Shares in such amounts as specified from time to time by each such holder to the Company upon conversion of the Preferred Shares or Note Conversion Shares or exercise of the Warrants, as applicable. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to the provisions of Section 2.f will be given by the Company to its transfer agent (unless reasonably requested by the transfer agent) and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2.f, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares, Note Conversion Common Shares issued upon conversion of Note Conversion Shares, or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Notes, Preferred Shares and the Warrants by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the holders of the Notes, Preferred Shares and the Warrants shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

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c. Legends.

(i) Such Buyer understands that, subject to Section 5.c(ii) below, the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL TO THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(ii) Certificates evidencing the Conversion Shares, Note Conversion Common Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 5.c(i) hereof), (i) while a registration statement covering the resale of such security is effective under the 1933 Act, (ii) following any sale of such Conversion Shares, Note Conversion Common Shares or Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Conversion Shares Note Conversion Common Shares or Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares, Note Conversion Common Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent or the Buyer promptly after the effective date of the registration statement filed pursuant to the Registration Rights Agreement (the “Effective Date”) if required by such transfer agent to effect the removal of the legend hereunder, or if requested by a Buyer, respectively. If all or any portion of a Warrant is exercised, if any Note Conversion Shares are converted, or if all or any portion of the Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, Note Conversion Common Shares, and the Warrant Shares, or if such Conversion Shares, Note Conversion Common Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants), or if the Conversion Shares, Note Conversion Common Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares, Note Conversion Common Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Conversion Shares, Note Conversion Common Shares or Warrant Shares, as applicable, shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 5.c, it will, no later than the earlier of (i) one (1) day on which the Principal Market is open for trading (a “Trading Day”) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Buyer to the Company or the transfer agent of a certificate representing Conversion Shares, Note Conversion Common Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 5.c. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent to the Buyer by crediting the account of the Buyer’s prime broker with the Depository Trust Company System as directed by such Buyer. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Market with respect to the Class A Common Stock as in effect on the date of delivery of a certificate representing Conversion Shares, Note Conversion Common Shares or Warrant Shares, as the case may be, issued with a restrictive legend.

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(iii) In addition to such Buyer’s other available remedies, the Company shall pay to a Buyer, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares, Note Conversion Common Shares or Warrant Shares (based on the VWAP of the Class A Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 5.c(ii), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Buyer by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Buyer purchases (in an open market transaction or otherwise) shares of Class A Common Stock to deliver in satisfaction of a sale by such Buyer of all or any portion of the number of shares of Class A Common Stock, or a sale of a number of shares of Class A Common Stock equal to all or any portion of the number of shares of Class A Common Stock, that such Buyer anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Class A Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Conversion Shares, Note Conversion Common Shares or Warrant Shares that the Company was required to deliver to such Buyer by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Class A Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares, Note Conversion Common Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this Section 5.c(iii). As used herein, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a National Exchange, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the National Exchange on which the Class A Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a National Exchange, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported, or (d) in all other cases, the fair market value of a share of Class A Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company to issue and sell the Preferred Shares, the Notes and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b. Such Buyer shall have delivered to the Company the Purchase Price (less any amount withheld pursuant to Section 4.h) for the Preferred Shares, the Notes and the Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company or, if noted next to such Buyer’s name on the Schedule of Buyers, by exchange of any applicable Indebtedness of the Company held by such Buyer.

c. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

d. The Closing of the sale of the Preferred Shares, the Notes and the Warrants will result in aggregate gross cash proceeds to the Company of not less than $28.5 million.

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e. The Company will have closed the G5 Acquisition or such closing will occur simultaneously with the Closing.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Preferred Shares, the Notes and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a. The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to such Buyer.

b. The Company shall have delivered to such Buyer a copy of the Certificate of Designations, certified by the Secretary of State of the State of Delaware.

c. The representations and warranties of the Company and the Subsidiaries shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company and the Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

d. Such Buyer shall have received (A) the opinion of Baker & Hostetler LLP, dated as of the Closing Date, which opinion will address, among other things, laws of the State of Delaware and federal law applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto, and (B) the opinion of Xsensus, LLP, dated as of the Closing Date, with respect to matters regarding certain intellectual property of the Company and its Subsidiaries, in form, scope and substance reasonably satisfactory to Buyer, in each case subject to customary assumptions and carve-outs.

e. The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates, the Notes and the Warrants (in such denominations as such Buyer shall request) for the Preferred Shares, Notes and the Warrants being purchased by such Buyer at the Closing.

f. The Company Board shall have adopted, and not rescinded or otherwise amended or modified, resolutions in a form reasonably acceptable to such Buyer (the “Resolutions”).

g. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Class A Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, conversion of the Note Conversion Shares and the exercise of the Warrants, at least 26,791,105 shares of Class A Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Class A Common Stock that are effective at any time after the date of this Agreement).

h. The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Buyer.

i. None of the Company Board or the board of directors, board of managers or other governing body of the Subsidiaries shall have authorized or approved, or taken any action to authorize or approve, and none of the Company or any of the Subsidiaries shall have consummated (or entered into any agreement or arrangement with respect to) (i) any transaction to pay, repay, redeem or refinance any indebtedness of the Company or any of the Subsidiaries, other than the payment of trade payables in the ordinary course of business, consistent with past practices, or (ii) any financing transaction (whether through the issuance of equity or debt securities or otherwise), in each case (A) to occur at any time on or after the date of this Agreement, or (B) that has not been previously publicly disclosed.

j. The Company shall have delivered to such Buyer a certificate evidencing the incorporation or organization and good standing of the Company and each domestic Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within five (5) Business Days of the Closing Date.

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k. The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation, certified as of a date within five (5) Business Days of the Closing Date, by the Secretary of State of the State of Delaware, and (C) the Bylaws.

l. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

m. The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within two (2) Business Days of the Closing Date.

n. During the period beginning on the date of this Agreement and ending immediately prior to the Closing, there shall not have been any stock dividend, stock split, stock combination, recapitalization or other similar transaction with respect to any capital stock of the Company, including the Common Stock.

o. Each stockholder of the Company listed on Schedule 7.o shall have delivered a Voting Agreement, in a form reasonably satisfactory to the Lead Investor, agreeing to vote all Common Stock held by such stockholder in favor of the Stockholder Resolutions at the Stockholder Meeting.

p. The Company and the Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. INDEMNIFICATION.

a. Company Indemnification Obligation. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and the Subsidiaries’ other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of the Subsidiaries in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of the Subsidiaries contained in the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations in accordance with the terms hereof or thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

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b. Indemnification Procedures. Each Indemnitee shall (i) give prompt written notice to the Company of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement (provided, however, that the failure of the Indemnitee to promptly deliver such notice shall not relieve the Company of any liability, except to the extent that the Company is prejudiced in its ability to defend such claim) and (ii) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the Company has agreed in writing to pay such fees and expenses, (B) the Company shall have failed to assume the defense of such claim within five (5) Business Days of delivery of the written notice of the Indemnitee with respect to such claim or failed to employ counsel selected by the Company and reasonably satisfactory to the Indemnitee, or (C) in the reasonable judgment of the Indemnitee, based upon the written opinion of its counsel, that a conflict of interest exists or is likely to arise between the Indemnitee and the Company with respect to such claims (in which case, if the Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of the Indemnitee). If the Company assumes the defense of the claim, it shall not be subject to any liability for any settlement or compromise made by the Indemnitee without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). In connection with any settlement negotiated by the Company, the Company shall not, and no Indemnitee shall be required by the Company to, (I) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation, (II) enter into any settlement that attributes by its terms any liability, culpability or fault to the Indemnitee, or (III) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnitee, the Company shall not consent to entry of any judgment or enter into any settlement which provides for any obligation or restriction on the part of the Indemnitee other than the payment of money damages which are to be paid in full by the Company. If the Company fails or elects not to assume the defense of a claim pursuant to clause (B) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (C) above, the Indemnitee shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnitee deems fair and reasonable; provided that, at least five (5) Business Days prior to any settlement, written notice of such Indemnitee’s intention to settle is given to the Company. If requested by the Company, the Indemnitee agrees (at no expense to the Indemnitee) to reasonably cooperate with the Company and its counsel in contesting any claim that the Company elects to contest.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; No Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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b. Counterparts; Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. A PDF or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by e-mail, DocuSign or other electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The parties hereto hereby agree that no party shall raise the execution of PDF, DocuSign or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by e-mail or other electronic transmission device, as a defense to the formation of this Agreement.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements among each Buyer, the Company and the Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties hereto with respect to the matters covered herein and therein. No provision of this Agreement may be waived, modified, supplemented or amended other than by an instrument in writing signed by the Company and the Lead Investor or, if the Lead Investor does not still hold any Securities, by holders of at least a majority of the then-outstanding Preferred Shares. Any such amendment shall bind all holders of the Preferred Shares, the Notes and the Warrants. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares, Notes or Warrants then outstanding. No failure or delay on the part of a party in either exercising or enforcing any right under this Agreement shall operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right shall be deemed a waiver of any other right. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification or supplement of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties hereto or to the other Transaction Documents or holders of the Preferred Shares, Notes or Warrants, as the case may be. For clarification purposes, this provision constitutes a separate right granted to each Buyer and is not intended for the Company to treat the Buyers as a class and shall not be construed in any way as the Buyers acting in concert or otherwise as a group with respect to the purchase, disposition or voting of securities or otherwise.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (and confirmed by another method permitted under this Section 9.f); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

LightPath Technologies, Inc.
2603 Challenger Tech Court, Suite 100
Orlando, FL 32826
Email:	[●]
Attention:	Shmuel Rubin

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With copy to:

Baker & Hostetler LLP
200 South Orange Avenue, Suite 2300 Orlando, FL 32801
Email:	[●]
Attention:	Jeffrey Decker, Esq.

If to a Buyer, to it at the address and email address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, at such other address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party ten (10) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) generated by return receipt of an email or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by email or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any purchasers of the Preferred Shares, Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lead Investor, or, if the Lead Investor does not hold any Securities at such time, by holders of at least a majority of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Fundamental Transaction with respect to which the Company is in compliance with Section 5 of the Certificate of Designations. After a Closing with a Buyer, such Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee in a written agreement reasonably acceptable to the Company and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents or the Certificate of Designations, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities. For the avoidance of doubt, rights granted to the Lead Investor in its capacity as such in this Agreement or in any of the other Transaction Documents are personal to the Lead Investor and may not be assigned without the Company’s prior written consent which may be granted or withheld in the Company’s discretion, except for transfers to (i) any Fund Affiliate or (ii) any Person that acquires the Lead Investor (or, if all of the Securities issued to the Lead Investor pursuant to this Agreement then outstanding have been assigned to a Fund Affiliate, such Fund Affiliate) by merger, consolidation, acquisition of more than 50% of voting securities, or sale of all or substantially all of the Lead Investor’s or Fund Affiliate’s assets.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i. Survival. Unless this Agreement is terminated under Section 9.k, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5 and this Section 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before the sixth (6th) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9.k, the Company shall be obligated to reimburse each of the Buyers (so long as such Buyer is not a breaching party) for its reasonable expenses (including attorneys’ fees and expenses) associated with the Closing.

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l. Placement Agent. The Company represents and warrants to each of the Buyers that except for the engagement of Craig-Hallum Capital Group LLC (“Craig-Hallum”), it has not engaged a placement agent, broker or financial advisor in connection with the transactions contemplated hereby and except for fees payable to Craig-Hallum, there are no fees, commissions or expenses payable to any broker, finder or agent relating to or arising out of the transactions contemplated hereby. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby, including those payable to Craig-Hallum. The Company shall pay, and hold each of the Buyers harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties thereto express their mutual intent, and no rules of strict construction will be applied against any party.

n. Remedies. The parties hereto agree that (i) irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and (ii) money damages or other legal remedies may be an adequate remedy for any such harm. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies that such Buyers and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyers and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to seek to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

o. Payment Set Aside. To the extent that the Company or any of the Subsidiaries makes a payment or payments to the Buyers hereunder or pursuant to the Certificate of Designations or under any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or such Subsidiary, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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p. Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto (including a Buyer’s purchase of Preferred Shares, Notes and Warrants at the Closing at the same time as any other Buyer or Buyers), shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the other Transaction Documents and the Certificate of Designations, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

q. Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement, any of the other Transaction Documents or the Certificate of Designations in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties by the Company, as if made by the Company pursuant to Section 3 hereof, as of the date of such certificate or instrument (including for purposes of Section 7 hereof).

* * * * * *

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IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Shmuel Rubin
Name:	Shmuel Rubin
Title:	President and Chief Executive Officer

[Signature pages of Buyers follow]

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BUYERS:

NORTH RUN STRATEGIC OPPORTUNITIES FUND I, LP By: North Run Strategic Opportunities Fund I GP, LLC, its general partner

By:	/s/ Thomas Ellis
Name:	Thomas Ellis
Title:	Member

NORTH RUN – DUE NORTH PARTNERS, LP By: North Run GP, LP, its general partner By: North Run Advisors, LLC, its general partner

By:	/s/ Thomas Ellis
Name:	Thomas Ellis
Title:	Member

LYTTON-KAMBARA FOUNDATION

By:	/s/ Laurence Lytton
Name:	Laurence Lytton
Title:	President

ALICE W. LYTTON FAMILY LLC

By:	/s/ Laurence Lytton
Name:	Laurence Lytton
Title:	Managing Partner

AIGH INVESTMENT PARTNERS, LP

By:	/s/ Orin Hirschman
Name:	Orin Hirschman
Title:	Manager of AIGH Capital Management LLC

WVP EMERGING MANAGER ONSHORE FUND LLC

By:	/s/ Orin Hirschman
Name:	Orin Hirschman
Title:	Manager of AIGH Capital Management LLC

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SCHEDULE OF BUYERS

Buyer’s Name	Buyer Address and Email Address	Number of Preferred Shares	Original Principal Amount of Notes	Number of Warrant Shares Initially Issuable Upon Exercise of Warrants	Buyer’s Legal Representative’s Address and Email Address
North Run Strategic Opportunities Fund I, LP	c/o North Run Capital 867 Boylston Street, 5th Floor, #1361 Boston, MA 02116 [●]	20,062.588905	—	3,499,289	Blank Rome LLP 125 High Street Boston, MA 02110 Attention: Robert Petitt
North Run – Due North Partners, LP	c/o North Run Capital 867 Boylston Street, 5th Floor, #1361 Boston, MA 02116 [●]	—	$4,000,000.00	—	Blank Rome LLP 125 High Street Boston, MA 02110 Attention: Robert Petitt
AIGH Investment Partners, LP	6006 Berkeley Ave. Baltimore, MD 21209 [●]	2,157.951636	—	376,387	—
WVP Emerging Manager Onshore Fund LLC – AIGH Series	6006 Berkeley Ave. Baltimore, MD 21209 [●]	778.036984	—	135,704	—
Lytton-Kambara Foundation*	Laurence Lytton 467 Central Park West, 17-A New York, NY 10025	978.662873	$1,195,205.48	170,697	—
Alice W. Lytton Family LLC	Laurence Lytton 467 Central Park West, 17-A New York, NY 10025 [●]	978.662873	—	170,697	—

* Buyer shall pay its applicable Purchase Price for Preferred Shares and related Warrants by exchanging an aggregate of $2,195,205.48 in principal and accrued and unpaid interest outstanding under existing Indebtedness of the Company, of which $1,000,000.00 shall be allocated to the purchase of Preferred Shares and related Warrants and $1,195,205.48 shall be allocated to the purchase of Notes.

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EXHIBITS

Exhibit A	Certificate of Designations
Exhibit B	Form of Warrant
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Company Counsel Opinion
Exhibit F	Form of Note
Exhibit G	Form of Securities Agreement
Exhibit H	Form of Subsidiary Guarantee

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Exhibit A

CERTIFICATE OF DESIGNATIONS

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Exhibit B

FORM OF WARRANT

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Exhibit C

FORM OF REGISTRATION RIGHTS AGREEMENT

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Exhibit D

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

LIGHTPATH TECHNOLOGIES, INC.

February [__] , 2025

Computershare Trust Company, N.A.

[__________]

[__________]

Attention: [__________]

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of February 13, 2025 (the “Securities Purchase Agreement”), by and among LightPath Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers” and, together with the successors and any assigns of the Warrants or the Preferred Shares (as defined below), the “Holders”). Pursuant to the Securities Purchase Agreement, the Company issued (i) an aggregate of 24,955.903272 shares (the “Preferred Shares”) of Series G Convertible Preferred Stock of the Company (the “Preferred Stock”), which Preferred Stock is convertible into shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”; the shares of Class A Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), (ii) Warrants to purchase an aggregate of 4,352,774 shares of Class A Common Stock (the “Warrants; the shares of Class A Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”), and (iii) senior secured notes of the Company, in the aggregate original principal amount of up to $5,195,205.48 (the “Notes”), which Notes shall, upon the occurrence of certain specified events, be convertible into shares of Preferred Stock (the shares of Preferred Stock issuable upon conversion of the Notes being referred to as the “Note Conversion Shares” and the shares of Class A Common Stock issuable upon conversion of such Note Conversion Shares being the “Note Conversion Common Shares”).

This letter shall serve as the Company’s irrevocable authorization and instruction to Computershare Trust Company, N.A. (hereinafter, “you”) (provided that you are the transfer agent of the Company at such time) to (i) establish a reserve, based on a true and correct copy of the resolution of the Company’s Board of Directors that we have provided to you, authorizing such reserve, of Common Stock for issuance to the Holders, and to (ii) issue shares of Common Stock to the Holders from the above referenced reserve, promptly upon conversion of Preferred Shares, conversion of Note Conversion Shares, or exercise of a Warrant to, or upon the order of, the Holder thereof from time to time upon delivery to you of a properly completed and duly executed Conversion Notice in the form attached hereto as Exhibit I or Exercise Notice in the form attached hereto as Exhibit II (as applicable), which, in each case, has been acknowledged by the Company as indicated by the signature of an authorized officer of the Company thereon, which will contain complete and full share issuance details and which acknowledgment shall, together with this letter, constitute an instruction letter of the Company with respect to such issuance. A share issuance resolution shall not be required for each conversion or exercise because this instruction letter and the Securities Purchase Agreement have been approved by resolution of the Company’s Board of Directors. Pursuant to that resolution, all of the Conversion Shares, the Note Conversion Common Shares, and all of the Warrant Shares are authorized to be issued to the Holders.

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Subject to compliance with, as applicable, and in each case, your issuance, transfer, and restricted stock processing requirements, including, but not limited to, documents being submitted in good order, you acknowledge and agree that so long as (A) you have previously received written confirmation (a “Certification”) from outside legal counsel of the Company that either (i) a registration statement covering resales of the Conversion Shares or the Warrant Shares (as applicable) has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), together with a copy of such registration statement, or (ii) sales of the Conversion Shares, the Note Conversion Common Shares, or the Warrant Shares (as applicable) may be made without registration in accordance with Rule 144 under the 1933 Act without compliance with Rule 144(e) or Rule 144(f), or (B) either (x) the Warrant is being exercised pursuant to a “Cashless Exercise”, as specified in the Exercise Notice, or (y) the date of the conversion, as applicable, is six (6) months or more after the date of this letter, you shall, at the direction of the Holder of the applicable Preferred Shares or Note Conversion Shares being converted in accordance with the Conversion Notice or the Holder of the applicable Warrant being exercised in accordance with the Exercise Notice, issue such Conversion Shares, Note Conversion Common Shares or Warrant Shares, as applicable, in the manner specified in such Conversion Notice or Exercise Notice, as applicable, without bearing or otherwise being subject to any legend restricting transfer thereof; provided, however, that if you do not receive a Certification with respect to such Conversion Shares, Note Conversion Common Shares or Warrant Shares or such Conversion Shares, Note Conversion Common Shares or Warrant Shares are not registered for resale under the 1933 Act, then such Conversion Shares, Note Conversion Common Shares or Warrant Shares, as the case may be, shall bear the following legend:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

If you resign or otherwise cease to act (“Resignation”) as the transfer agent of the Company during the term of the transfer agency and service agreement currently in effect between you and the Company, the Company shall provide notice of such Resignation to the Holders at least ten (10) business days prior to the effective date of such Resignation and the Company shall within five (5) business days of such notice to the Holders obtain a suitable replacement transfer agent that will agree to be bound by the terms and conditions of these irrevocable transfer agent instructions.

The Company issues this instruction in accordance with, and this instruction and your performance hereunder are subject to, the terms of the transfer agency and service agreement currently in effect between you and the Company.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability, or expense in carrying out the authority and direction herein contained on the terms herein set forth.

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Please be advised that the Buyers are relying upon this letter as an inducement to enter into the Securities Purchase Agreement.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at [____].

Very truly yours,

LIGHTPATH TECHNOLOGIES, INC.

By:
Name:
Title:

THE FOREGOING IN STRUCTIONS ARE ACKNOWLEDGED AND
AGREED TO this ___ day of February, 2025

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

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Exhibit E

Form of Company Opinion

(see attached)

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